UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
_____________________

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 15, 2012, the Board of Directors (the "Board") of the Company approved a realignment of the duties and responsibilities of certain officers and directors of the Company. Leonard A. Silverstein, formerly the Company's Vice Chairman of the Board, Executive Vice President, General Counsel and Secretary, has been appointed to the new positions of President and Chief Operating Officer, and remains a member of the Board. In connection with Mr. Silverstein's realignment of duties and responsibilities, John A. Williams will continue to serve as Chairman of the Board and Chief Executive Officer, and Daniel M. DuPree, the Company's lead independent director, will serve as the Vice Chairman of the Board. In addition, Michael J. Cronin, the Company's Chief Accounting Officer and Treasurer, has been appointed Executive Vice President of the Company, and Jeffrey R. Sprain has been appointed General Counsel and Secretary of the Company.

Item 7.01    Regulation FD Disclosure.

On August 15, 2012, the Company issued a press release announcing its Board of Directors realigned the duties and responsibilities of certain officers and directors of the Company. The full text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

This information, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings. This current report on Form 8-K will not be deemed an admission as to the materiality of any information furnished under this item in this current report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release issued August 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: August 15, 2012	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued August 15, 2012